CODE OF ETHICS

                                     OF THE

                           IVY REGISTERED HEDGE FUNDS

                              Dated as of [ ], 2003

     This Code of Ethics has been adopted by each of the investment companies for which BNY Investment Advisors (the "Adviser") serves as investment adviser and for which Ivy Asset Management Corp. ("Ivy") serves as investment manager (or sub-adviser) (the "Funds"), and has also been adopted by Ivy, in compliance with Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Funds, other investment companies and other clients for which Ivy act as investment adviser, investment manager or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the Rule is addressed.

     In general, the fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of Advisory Clients first; (2) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that personnel providing services to Advisory Clients should not take inappropriate advantage of their positions.

     The provisions of the Code are applicable to the Funds and Ivy, and to persons who are "Covered Persons," as defined below. The scope of the Code and its operation reflect the fact that a separate code of ethics has been adopted by the Adviser (the "Adviser Code") and by BNY Hamilton Distributors, Inc. ("BISYS"), the distributor of limited liability company interests in the Funds (the "BISYS Code"). All personnel of the Adviser and BISYS who are "access persons" of the Funds, as such term is defined by the Rule, are subject to the provisions of the Adviser Code and the BISYS Code, respectively, which have been approved by the Board of Managers of each Fund in accordance with the requirements of the Rule, and such persons shall not be subject to the terms of this Code. The provisions of this Code also reflect the fact that the Funds presently pursue their investment objectives by investing in private investment partnerships and other investment vehicles ("Portfolio Funds") and do not invest directly in any securities or financial instruments other than interests in Portfolio Funds and money market instruments.

1.   Important General Prohibitions

                  The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of a Covered Person, as defined below, who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. However, both the Rule and this Code prohibit any officer or director of an Advisory Client, as well as any Affiliate, as defined below, from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client. Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by any Advisory Client to:

         (i) employ any device, scheme or artifice to defraud such Advisory Client;

         (ii) make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

         (iv) engage in any manipulative practice with respect to such Advisory Client.

     ALTHOUGH THE FUNDS AND IVY EXPECT THAT AFFILIATES WILL NOT GENERALLY HAVE KNOWLEDGE OF THE CURRENT INVESTMENT ACTIVITIES OF PORTFOLIO FUNDS IN WHICH THE FUNDS INVEST, PERSONS SUBJECT TO THIS CODE (INCLUDING AFFILIATES AND COVERED PERSONS) SHOULD RECOGNIZE THAT, IN VIEW OF THE BROAD RANGE OF CONDUCT PROHIBITED BY THE RULE AND THIS CODE, PERSONAL TRANSACTIONS IN "SECURITIES BEING CONSIDERED FOR PURCHASE OR SALE" BY THE INVESTMENT ADVISERS (OR GENERAL PARTNERS) OF PORTFOLIO FUNDS FOR ANY SUCH PORTFOLIO FUNDS OR ANY ADVISED ACCOUNTS OF SUCH ADVISERS (OR GENERAL PARTNERS) WILL BE TREATED AS A VIOLATION OF THIS CODE (ABSENT COMPLIANCE WITH THE PRE-CLEARANCE PROCEDURE SET FORTH IN PARAGRAPH 4(E) BELOW OR ANOTHER AVAILABLE EXEMPTION FROM THE CODE'S PROHIBITIONS).

2.   Definitions - As used herein:

          "Advisory Client" means any Fund, other investment company or other client for which Ivy acts as adviser or sub-adviser.

          "Affiliate" means any officer, director, trustee or employee of Ivy as well as any persons who directly or indirectly control (as defined in the 1940 Act) their activities; provided, however, the term "Affiliate" does not include persons who are subject to the the Adviser Code. It includes but is not limited to "Covered Persons," other than Independent Directors.

          "Bank of New York fund" for purposes of this Code of Ethics means any investment company registered under the 1940 Act for which Ivy, the Adviser or any affiliate of Ivy or the Adviser is the investment adviser or sub-adviser.

          "Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Managers of a Fund shall determine to be too remote for the purpose of this Code.

          "Covered Persons" means: (1) the officers and directors of Ivy; (2) the managers and the officers, if any, of the Funds; (3) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by any Advisory Client, and who is also an employee of Ivy or any other entity adopting this Code; and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client; provided, however, the term "Covered Persons" does not include persons who are subject to the the Adviser Code.

          "Independent Manager" means any manager of a Fund who is not an "interested person," as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, of a Fund or Ivy.

          "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          "Investment Person" means: (1) a Portfolio Manager; (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio Manager's decisions; (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities; and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

          "Portfolio Manager" means an individual entrusted with the direct responsibility and authority to make investment decisions affecting a particular Advisory Client.

          "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

          "Security" includes any stock, note, bond, debenture, or any other instrument constituting a security as defined by Section 2(a)(36) of the 1940 Act, including any warrant or option to acquire or sell a security and financial futures contracts, and limited partnership and other interests in Portfolio Funds, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, and shares of any open-end mutual fund not traded on an exchange which is not affiliated with Ivy or the Adviser or any affiliate of Ivy or the Adviser. "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

          References to a "Security" in this Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

          "Security Held or to be Acquired" by an Advisory Client means any Security which, within the most recent 15 days (1) is or has been held by the Advisory Client or (2) is being considered by the Advisory Client or its investment adviser, for purchase by the Advisory Client.

          A security is "being considered for purchase or sale" from the time a decision to purchase or sell a Security is made by a Portfolio Manager or by one or more Investment Persons having authority to make such a decision on behalf of an Advisory Client until all orders to purchase or sell that Security for any Advisory Client are completed or withdrawn.

3.   Prohibited Transactions

          (a) No Affiliate or Independent Director may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by an Advisory Client had been made or proposed.

          (b) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by an Advisory Client or that such Security is the subject of an outstanding purchase or sale order by an Advisory Client.

          (c) No Investment Person may purchase any Security in an Initial Public Offering without the express written approval of the Administrator of this Code.

          (d) No Investment Person may, without the express prior written approval of the Administrator of this Code which shall set forth the rationale supporting such pre-approval, acquire any Security in a Private Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he or she plays a part in an Advisory Client's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by Investment Persons who do not have an interest in the issuer and by the Administrator.

          (e) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, within the most recent 15 days, the Security has been purchased or sold is being considered for purchase or sale by the investment adviser (or general partner) of any Portfolio Fund for any such Portfolio Fund or other advised account of such adviser (or general partner) (a "Prohibited Matching Portfolio Transaction").

          (f) An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of an Advisory Client or from the general partner or investment adviser (or any affiliate of the general partner or investment adviser) of any Portfolio Fund.

          (g) No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

4.   Exempt Transactions

          Neither the prohibitions nor the reporting requirements of this Code apply to:

          (a) Purchases or sales of Securities for an account over which an Affiliate or Covered Person has no direct control and does not exercise indirect control.

          (b) Involuntary purchases or sales made by either an Affiliate or Covered Person or any Fund.

          (c) Purchases which are part of an automatic dividend reinvestment plan.

          (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

          (e) Purchases or sales which receive the express written approval and pre-clearance of the Administrator of this Code because the purchase or sale will not occasion the improper use of an Advisory Client's proprietary information or an abuse of the individual's position of trust and responsibility to an Advisory Client and because:

               (i)  their potential harm to an Advisory Client is remote;

               (ii) they would be unlikely to affect a highly institutional market; or

               (iii) they are clearly not related economically to securities being considered for purchase or sale by an Advisory Client.

5.   Reporting Requirements

          (a) Within ten (10) days after the end of each calendar quarter, all Covered Persons shall make a written report to the Administrator of this Code. This quarterly report shall set forth specified information regarding all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any Security and if no non-exempt transaction in a Security occurred during the quarter, the written report shall so state.

     A Covered Person is not required to include in a quarterly report information regarding one or more non-exempt transactions if all information required by the report with respect to such transactions is contained in trade confirmations and account statements previously provided to the Administrator of this Code for the time period covered by that quarterly report. Each quarterly report shall include a certification by the Covered Person that such person has not acquired or disposed of a Beneficial Interest in any Security in a Prohibited Matching Portfolio Transaction.

          (b) An Independent Manager need only report non-exempt transactions (in which he or she has had a Beneficial Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end mutual funds affiliated with the Adviser or any affiliate of the Adviser) which, at the time, such manager knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by an Advisory Client during the fifteen
     (15) day period immediately preceding or after the date of the Independent Manager's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state. A written report will not be required for any quarter in which an Independent Manager has only exempt transactions to report.

          (c) Transactions in an account identified to the Administrator of this Code need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished the Administrator copies of all confirmations and monthly statements pertaining to such account.

          (d) The quarterly report must contain the following information with respect to each reportable transaction:

               (i) Name(s) in which the account is registered and the date the account was established;

               (ii) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

              (iii) Title, number of shares, principal amount, interest rate and maturity (as applicable) of each security and the price at which the transaction was effected;

               (iv) Name of the broker, dealer or bank with or through whom the transaction was effected; and

               (v)  the date the report is submitted.

          (e) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

          (f) All Covered Persons other than Independent Managers shall arrange for copies of confirmations of all personal securities transactions and periodic statements of securities accounts to be sent directly to the Administrator.

          (g) All Covered Persons other than Independent Managers shall initially, within ten (10) days of becoming a Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the annual report, must be current as of a date no more than 30 days before the report is submitted).

               (i) Name(s) in which the account is registered and the date the account was established;

               (ii) Title, number of shares, principal amount, interest rate and maturity (as applicable) of each Security;

              (iii) Name of the broker, dealer or bank with whom the account is maintained; and

               (iv) the date the report is submitted.

          (h) All Covered Persons shall, at least annually, certify that they have read and understand this Code and recognize that they are subject thereto.

          (i) All Covered Persons other than Independent Managers shall certify annually, that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

6.   Confidentiality of Advisory Client Transactions

     Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by any Advisory Client shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by an officer of Ivy. Any questions regarding confidentiality are to be directed to the Administrator of this Code. It shall be the responsibility of the Administrator to be familiar with such practices and policies and to report any inadequacy found by him to Ivy and the managers of the Funds or any committee appointed by them to deal with such information.

7.   Sanctions

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by Ivy as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code by an Independent Manager of a Fund will be determined by a majority vote of its other Independent Directors.

8.   Administration and Construction

     (a) The administration of this Code of Ethics shall be the responsibility of a person nominated by Ivy and approved by the Independent Directors of each of the Funds as the "Administrator" of this Code.

     (b) The duties of the Administrator include:

          (i) Continuous maintenance of a current list of the names of all Covered Persons with an appropriate description of their title or employment;

          (ii) Furnishing all Covered Persons a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

         (iii) Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Covered Persons;

          (iv) Maintaining or supervising the maintenance of all records required by the Code;

          (v) Preparing listings of all transactions effected by any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory Client;

          (vi) Determining whether any particular securities transaction should be exempted pursuant to the provisions of Paragraph 4(e) of this Code;

         (vii) Issuing either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of the Rule and this Code.

        (viii) Conducting such inspections or investigations, including scrutiny of the listings referred to in subparagraph (v) above, and to the extent deemed necessary or appropriate making such inquiries as to transactions in Securities effected by Portfolio Funds, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to Ivy and to the managers of the affected Funds or any committee appointed by them to deal with such information;

          (ix) Submitting a quarterly report to the Board of Managers of each Fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation; interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code.

          (x) Submitting a written report at least annually to the Board of Managers of each Fund which:

               (a) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (b) identifies any violations requiring significant remedial action during the past year and describes the remedial action taken;

               (c) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

               (d) reports with respect to the implementation of this Code through orientation and training programs and on-going reminders; and

               (e) certifies that the procedures set forth in this Code were as reasonably necessary to prevent Covered Persons from violating the Code.

          (xi) Maintaining periodic educational conferences to explain and reinforce the terms of this Code.

9.   Required Records

          The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

          (a) A copy of any code of ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

          (b) A record of any violation of any such code of ethics, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of Ivy in which such violation occurred;

          (c) A copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of Ivy in which such report is made or information is provided, the first two (2) years in an easily accessible place;

          (d) A copy of each report made by the Administrator within five (5) years from the end of the fiscal year of Ivy in which such report is made or issued, the first two (2) years in an easily accessible place;

          (e) A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code or who are or were responsible for reviewing these reports; and

          (f) A record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

10.  Amendments and Modifications

          This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Managers of each of the Funds.

Dated as of: [                ], 2003

                           Adopted by the Board of Managers of Ivy
                           Long/Short Hedge Fund, LLC,


                           -------------------------------------------
                           Name:
                           Title:



                           Adopted by the Board of Managers of Ivy
                           Multi-Strategy Hedge Fund, LLC


                           --------------------------------------------
                           Name:
                           Title:

                               APPENDICES - FORMS

          The following forms are to be used for reporting purposes under this Code of Ethics. They are subject to change from time to time by the Administrator of this Code of Ethics or his or her designee, and are neither incorporated into nor are part of the Code of Ethics.

          I.   Acknowledgement of Receipt of Code of Ethics
          II.  Initial Report and Annual Report of Personal Securities Holdings
          III. Pre-Clearance of Personal Securities Trades
          IV.  Initial Public Offering Approval Request Form
          V.   Private Placement Approval Request Form
          VI.  Quarterly Report under the Code of Ethics
          VII  Quarterly Certification under the Code of Ethics
          VIII. Annual Certification of Compliance with Code of Ethics

                         CODE OF ETHICS ACKNOWLEDGEMENT

To:  Administrator of Code of Ethics

          I hereby certify to Ivy Asset Management Corp. and the Ivy Registered Hedge Funds that I have read and understand the Code of Ethics of the Ivy Registered Hedge Funds, I recognize that I am subject to the Code of Ethics, and I will act in accordance with the policies and procedures expressed in the Code of Ethics.

Date:
      ------------------------------


                                            ------------------------------
                                            Signature

                                            ------------------------------
                                            Print Name

           PERSONAL SECURITIES ACCOUNT AND HOLDINGS NOTIFICATION FORM
             (ATTACH COPIES OF STATEMENTS FOR ACCOUNTS LISTED BELOW)

--------------------------- ------------------------- -------------------------
    EMPLOYEE NAME/EXT.          DEPARTMENT/TITLE          DIRECT SUPERVISOR

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

NAME IN WHICH PERSONAL
  SECURITIES ACCOUNT        BROKER/INSTITUTION'S NAME
      IS HELD (1)              AND MAILING ADDRESS          ACCOUNT NUMBER

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

--------------------------- ------------------------- -------------------------

OTHER PERSONAL HOLDINGS (2)
(NOT INCLUDED IN STATEMENTS FOR ACCOUNTS LISTED ABOVE)
--------------------------------------------------------------------------------

                                           NUMBER OF
                                          SHARES, OR
                                          PRINCIPAL                           NAME OF
                                            AMOUNT,                           BROKER,
            DESCRIPTION OF   TYPE OF     INTEREST RATE   UNIT   TOTAL COST   DEALER OR
TRADE DATE    SECURITY     TRANSACTION    & MATURITY     PRICE  OR PROCEEDS    BANK
----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------


          I CERTIFY THAT THE INFORMATION CONTAINED IN THIS STATEMENT IS ACCURATE AND THAT LISTED ABOVE ARE ALL PERSONAL

SECURITIES ACCOUNTS AND PERSONAL HOLDINGS IN WHICH I HAVE BENEFICIAL INTEREST OR OVER WHICH I EXERCISE INVESTMENT CONTROL.


---------------------------------                         ----------------------
EMPLOYEE SIGNATURE                                        DATE OF HIRE

          (l) List your own securities account as well as those accounts in which you have a financial interest or over which you exercise investment control.

          (2) List your personal holdings not reflected in the attached account statements.

                    PERSONAL SECURITIES TRADING AUTHORIZATION

                               PRE-CLEARANCE FORM

                          Security
                         Identifier                                                                    Estimated
                      (CUSIP or ticker                                                                Date/Time Of
  Name of Security         symbol)          Buy Or Sell       Name of Broker    Brokerage Account #      Trade*
------------------    -----------------     -----------       --------------    -----------------    --------------

------------------    -----------------     -----------       --------------    -----------------    --------------

------------------    -----------------     -----------       --------------    -----------------    --------------

------------------    -----------------     -----------       --------------    -----------------    --------------

------------------    -----------------     -----------       --------------    -----------------    --------------

------------------    -----------------     -----------       --------------    -----------------    --------------

         *Pre-clearance is effective for current business day and next business day only.

          Pre-clearance: Granted ___ Denied ___

          Existing Trade on the trading desk? Yes      No

          If pre-clearance is requested by a Portfolio Manager:

                    If pre-clearance is requested by a Portfolio Manager and is granted, such manager hereby acknowledges, by his or her signature below, that neither he or she nor any co-portfolio manager will, within the next seven days, trade this security in any fund or other advised account which he/she/they manage(s).

          If pre-clearance, was this security traded by a fund or other advised
account managed by this Portfolio Manager within the prior seven days? Yes    No

          If the answer to either is yes, pre-clearance is denied.

Requested by:
             -----------------------         ------------------
                  (Signature)                (Date)

             -----------------------
                  (Print Name)

                    Initial Public Offering Approval Request

--------------------------                                         -------------
Name (Please Print)                                                Department

1. Name of issuer:
                  --------------------------------------------------------------
2.  Type of security:                ___ Equity      ___ Fixed Income

3. Planned date of transaction:
                               -------------------------------------------------
4. Size of offering:
                    ------------------------------------------------------------
5. Number of shares to be purchased:
                                    --------------------------------------------
6. What firm is making this IPO available to you?
                                                 -------------------------------
7. Do you do business with this firm in connection with your job duties?
                                                                        --------
8. Do you believe this IPO is being made available to you in order to influence an investment decision or brokerage order flow for fund or client accounts?

--------------------------------------------------------------------------------
9.  Have you in the past received IPO allocations from this firm? ____Yes___ No

        If "yes", please provide a list of all previously purchased IPOs

        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

10. To your knowledge, are other Ivy or Adviser personnel or clients involved?

                  ____ Yes                  ____ No

If "yes", please describe

        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

11. Describe how you became aware of this investment opportunity:

        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Ivy Registered Hedge Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.


------------------------------
Signature

-----------------------
Date

Date Received by Legal Department:  ------------------------------------

Approved:  --------------------     Disapproved:  ---------------------

Date:  ------------------

---------------------------------                             ------------------
Name:                                                         Name:
Title:                                                        Title:

                       Private Placement Approval Request

(Attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)

---------------------------------------                       ------------------
Name and Title (Please Print)                                 Department

1. Name of corporation, partnership or other entity (the "Organization")

                ----------------------------------------------------------------

2.  Is the Organization:       ____ Public      ____ Private

3. Type of security or fund:
                            ----------------------------------------------------

4. Nature of participation (e.g., Stockholder, General Partner, Limited Partner). Indicate all applicable:
                                  ----------------------------------------------
5. Planned date of transaction:
                               -------------------------------------------------

6. Size of offering (if a fund, size of fund)
                                             -----------------------------------
7. Size of your participation:
                              --------------------------------------------------

8.  Would the investment carry limited or unlimited liability?____Yes ____ No

9. To your knowledge, are other Ivy or Adviser personnel or clients involved?

                  ____ Yes                  ____ No

If "yes", please describe

        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

10. Describe the business to be conducted by the Organization:

        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

11. If Organization is a fund:

Describe investment objectives of the fund (e.g., value, growth, core or specialty)


        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

12. For Portfolio Managers:

Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available to a fund or client you manage money for? ___ Yes ____ No

If "yes", please describe which client or fund:


        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

13.  Will you participate in any investment decisions?     ___ Yes       ____ No

If "yes", please describe:


        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------


14. Describe how you become aware of this investment opportunity:


        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Legal Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Ivy Registered Hedge Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

-------------------------------
Signature

-------------------------------
Date

Date Received by Legal Department:  ------------------------------------

Approved:  ---------------------       Disapproved:  --------------------

Date:  --------------------

---------------------------------               ------------------------
Name:                                           Name:
Title:                                          Title:

                                QUARTERLY REPORT

TO:  Administrator of the Code of Ethics                            DATE: ______

FROM:                                                (Print Name)
       --------------------------------------------

RE:  Quarterly Report

As a Covered Person under the Code of Ethics of the Ivy Registered Hedge Funds, I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code during the quarter ended _________ except (i) transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you, or (ii) transactions in shares of one or more of the Bank of New York funds in an account identified as an Adviser Employees Account in the Dealer section of the Account Statement.

I also certify that I have not acquired or disposed of a Beneficial Interest in any Security in a Prohibited Matching Portfolio Transaction during the quarter for which this report is being submitted. I understand that the Code of Ethics covers all securities transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities are covered except U.S. Treasury securities, money market instruments and non-Bank of New York open-end mutual funds. I also understand inaccurate completion of this form may result in disciplinary sanctions. All brokerage accounts subject to the Code of Ethics are described below. If there are no brokerage accounts subject to the Code of Ethics, write "none" below.

NOTE: YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THIS INFORMATION. AN INCOMPLETE REPORT WILL BE RETURNED TO YOU FOR PROPER COMPLETION.

                                                    Name(s) In Which Account Is
 Firm Name / Address         Account Number                 Registered

---------------------       ----------------       -----------------------------

---------------------       ----------------       -----------------------------

---------------------       ----------------       -----------------------------

---------------------       ----------------       -----------------------------

---------------------       ----------------       -----------------------------

---------------------       ----------------       -----------------------------

---------------------       ----------------       -----------------------------

Transactions: List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator; or if done in any Bank of New York funds account NOT identified as an Adviser Employees Account. If there are no transactions to report, write "none" below.

                                           NUMBER OF
                                          SHARES, OR
                                          PRINCIPAL                           NAME OF
                                            AMOUNT,                           BROKER,
            DESCRIPTION OF   TYPE OF     INTEREST RATE   UNIT   TOTAL COST   DEALER OR
TRADE DATE    SECURITY     TRANSACTION    & MATURITY     PRICE  OR PROCEEDS    BANK
----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

----------  -------------- ------------  --------------  -----  -----------  ----------

THIS REPORT IS TO BE COMPLETED, DATED, SIGNED AND RETURNED TO THE ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE ON OR BEFORE THE 10TH CALENDAR DAY AFTER QUARTER-END.

--------------------------------
Signature

                              ANNUAL CERTIFICATION

TO:  Administrator of the Code of Ethics

RE:  Annual Certification of Compliance - Sections 5(h) and 5(i):

          In accordance with the requirements of Sections 5(h) and 5(i) of the Ivy Registered Hedge Funds Code of Ethics ("Code of Ethics") I hereby certify that:

          (1) I have read and understand the Code of Ethics and I recognize that I am subject to it;

          (2)  I have complied with the requirements of the Code of Ethics; and

          (3) I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics.

By:  ----------------------------
      Signature

---------------------------------
Print Name

Date:
       --------------------------